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                                                                    EXHIBIT 21.1

                                  VIASAT, INC.
                                  SUBSIDIARIES

             NAME                                 JURISDICTION OF INCORPORATION
             ----                                 -----------------------------
ViaSat Foreign Sales Corporation                            Barbados